SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 23, 2003

                                 POP N GO, INC.
               (Exact name of registrant as specified in charter)

       DELAWARE                         333 88837             95-4603172
(State or other jurisdiction          (Commission File        (IRS Employer
of incorporation)                        Number)           Identification No.)


              12429 East Putnam Street, Whittier, California 90602 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (562) 945-9351

======================================================

ITEM 4. Change in Registrant's Certifying Accountant

        On May 9, 2003 the Company dismissed its prior independent auditors, Singer Lewak Greenbaum & Goldstein, LLP, and on May 9, 2003, engaged Michael Deutchman, Certified Public Accountant, as independent auditor of the Company for the year ending September 30, 2003. The decision was made by the Board of Directors on May 9, 2003.

The decision not to re-engage Singer Lewak Greenbaum & Goldstein, LLP did not involve a dispute with the Company on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures. The report of Singer Lewak Greenbaum & Goldstein, LLP on the financial statements of the Company for the years ended September 30, 2001 and 2002, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to audit scope or accounting principles. The Report contained an explanatory paragraph regarding uncertainty as to the company's ability to continue as a growing concern.

In connection with the audit of the financial statements of the Company for such years ended September 30, 2001 and 2002, there were no disagreements with Singer Lewak Greenbaum & Goldstein, LLP for the annual periods and for the period up to December 31, 2002, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Singer Lewak Greenbaum & Goldstein, LLP, would have caused such firm to make reference to the matter in its report. Similarly, there were no such disagreements for the subsequent interim period through May 9, 2003.

        Neither the Company, nor anyone on its behalf, has consulted Michael Deutchman regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the financial statements of the Company and subsidiaries, and neither written nor oral advice was provided by Michael Dutchman that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue.



Item 7.   Financial Statements and Exhibits:
         The following documents are filed as part of this report:

  Exhibit No.             Reference
  ---------              ----------
  16.1                   Letter from former principal independent accountants.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

DATED this 23rd day of May, 2003.

        POP N GO, INC.

By:  /s/ Mel Wyman
-----------------------
NAME:  Mel Wyman

TITLE:  President and Chief Executive Officer